                                                                   Exhibit 10.44


                      ASSIGNMENT AND ASSUMPTION OF LEASE

            THIS AGREEMENT, dated effective as of February 24, 1999 ("Agreement"), by and between UBS AG (successor by merger to Union Bank of Switzerland), NEW YORK BRANCH, a Swiss banking corporation, having an office at 299 Park Avenue, New York, New York 10171 ("Assignor") and PIMCO ADVISORS L.P. a
                                            --------
Delaware limited partnership having an office at 800 Newport Center Drive, Newport Beach, California 92660 ("Assignee").
                                  --------

                             W I T N E S S E T H:
                             -------------------
            WHEREAS, pursuant to an Agreement of Lease dated as of December 31, 1994 between THE FISHER-SIXTH AVENUE COMPANY and HAWAIIAN SIXTH AVENUE CORP., as landlord ("Initial Landlord"), and Assignor, as tenant, as amended by the side
           ----------------
letters, dated April 6, 1995 and May 30, 1996 and by the First Supplemental Agreement, dated as of April 30, 1995 (collectively, "Lease"), true and complete
                                                      -----
copies of which are attached hereto as Exhibit A, Initial Landlord leased and Assignor hired the entire 46th, 47th, 48th, 49th and 50th floors ("Premises") in
                                                                   --------
the building known as 1345 Avenue of Americas, New York, New York 10105 ("Building"), upon and subject to such terms and provisions as are more
  --------
particularly set forth in the Lease; and

            WHEREAS, pursuant to a Cleaning Agreement, dated as of December 31, 1994 between 1345 CLEANING SERVICE CO., as contractor ("Contractor"), and
                                                        ----------
Assignor, as tenant, as amended by the First Amendment To Cleaning Agreement dated April 3O, 1995 and the side letter dated May 30, 1996 (collectively "Cleaning Agreement"), true and complete copies of which are attached hereto as
 ------------------
Exhibit B,

Contractor agreed to furnish and Assignor hired the cleaning services of Contractor ("Cleaning Services") for the Premises through the term of the Lease;
             -----------------
and

            WHEREAS, as of May 30, 1996, 1345 LEASEHOLD LIMITED PARTNERSHIP ("Landlord") consisting of the same ownership as Initial Landlord succeeded to the interests of Initial Landlord; and

            WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Lease effective as of the Effective Date (hereinafter defined) and Assignee desires to assume from Assignor all of Assignor's obligations under the Lease to the extent such obligations are allocable to the period from and after the Effective Date; and

            WHEREAS, Assignor desires to convey to Assignee certain items of real and personal property located in the Premises including, without limitation, the items described more fully on Schedule 1 annexed hereto ("FF&E"); and
  ----

            WHEREAS, Assignor desires to assign to Assignee all of Assignor's right, title and interest in and to the Cleaning Agreement effective as of the Effective Date, and Assignee desires to assume from Assignor all of Assignor's obligations under the Cleaning Agreement to the extent such obligations are allocable to the period from and after the Effective Date; and

            WHEREAS, Assignee intends to retain Plaza Construction Corp., a company affiliated with Landlord ("Landlord's Affiliated Contractor"), in
                                   --------------------------------
connection
with Assignee's initial alterations and improvements ("Initial Construction") in
                                                       --------------------
the Premises.

            NOW, THEREFORE, in consideration of the terms and conditions herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

            (a) Definitions. All capitalized terms used herein, unless otherwise
                -----------
defined in this Agreement, shall have the meaning given such terms in the Lease and/or the Cleaning Agreement, as the case may be.

            (b) Assignment and Assumption. Effective as of the Effective Date,
                -------------------------
Assignor hereby assigns, conveys and transfers to Assignee, without recourse or warranty, all of Assignor's right, title and interest as Tenant in and to the Lease, the Cleaning Agreement and the FF&E except that Assignor shall remain (i)
                                           -----------
entitled to receive all benefits, rights and privileges and (ii) liable for and obligated to discharge all of the obligations of Assignor under the Lease and the Cleaning Agreement, to the extent such rights and obligations are allocable to the period prior to the Effective Date. It is hereby acknowledged and agreed that the consideration of Nineteen Million Two Hundred Fifty Thousand ($19,250,000) Dollars payable by Assignee to Assignor in connection with this Agreement ("Consideration") shall be paid into escrow upon the execution of this Agreement. The Effective Date of this Agreement shall be defined as the date on which that Agreement has been executed and delivered by Assignor and Assignee, has been consented to by Landlord, and all of the other Conditions listed in the Escrow Agreement between Assignor and Assignee dated effective as of February 24, 1999 have been met and the Consideration is delivered to Assignor. Notwithstanding anything herein contained to the contrary, if the Conditions in the Escrow Agreement are not satisfied, and this Agreement is terminated, Assignor shall have no liability to Assignee therefor.

            Assignee hereby accepts such assignment and agrees from and after the Effective Date to assume and discharge all of the liabilities and obligations of Assignor under the Lease and Cleaning Agreement and agrees to be personally bound by and upon all of the covenants, agreements, terms, provisions and conditions thereof on the part of Assignor to be performed or observed from and after the Effective Date, and Assignee further agrees that the provisions of
Section 15.1 of the Lease shall, notwithstanding any future assignment or transfer, continue to be binding upon it in the future in the same manner and with the same force and effect as if Assignee had originally executed the Cleaning Agreement and the Lease as the tenant thereunder.

            Assignor and Assignee acknowledge that the method for computation, as currently employed by Contractor in the Building, of the charges for additional cleaning services is acceptable and Landlord agrees to cause such Contractor to only escalate the charges for such additional services from year to year as is consistent with past practice (based on increases in the hourly wage rate for employment of porters in Class A office Buildings, from time to time established by agreement between RAB and Local 32B-32J of the Building Service Employees International Union AFL-CIO or by the successors to either or both of them, as provided in the Cleaning Agreement with respect to cleaning cost escalation). The kinds and frequency of additional cleaning services of Contractor used by Assignee are subject to agreement by Contractor and Assignee, and nothing herein shall obligate Assignee to use any additional cleaning services or to use the same kinds and frequency of special cleaning services as Assignor. Assignor and Assignee have reviewed the methods and procedures used by Contractor in calculating cleaning cost escalations under the Cleaning Agreement and agree that such methods and procedures may be used at calculating such cleaning cost escalations going forward.

            Assignee shall indemnify, defend and save harmless Assignor, its officers, agents, servants and employees from and against any claims, liability, expense, suit, damage, action or charge including, without limitation, reasonable attorneys' fees (collectively "Claims"), suffered or incurred by Assignor by reason of (i) death, personal injury or property damage (other than to the property of Assignee) at the Premises arising out of Assignee's possession of the Premises occurring on or after the Effective Date, except to the extent caused by the negligent or willfull actions after the Effective Date of Assignor, its officers, agents, servants or employees or (ii) a breach of Assignee's duty to apportion fixed minimum rent and Additional Rent (as hereinafter defined), or to promptly refund to Assignor any payments or credits received from either Landlord or Contractor in respect of any matter pertaining to the Lease or the Cleaning Agreement for periods prior to the Effective Date, as described more fully in paragraph (e).

            Assignor shall indemnify, defend and save harmless Assignee, its officers, agents, servants and employees from and against any Claims suffered or incurred by Assignee by reason of (i) death, personal injury or property damage (other than to the property of Assignor) at the Premises arising out of Assignor's possession of the Premises occurring prior to the Effective Date, except to the extent caused by the negligent or willful actions prior to the Effective Date of Assignee, its officers, agents, servants or employees, (ii) a breach of Assignor's duty to apportion fixed minimum rent and Additional Rent, or to promptly reimburse Assignee for payments reasonably made to Landlord or Contractor in respect of any matter pertaining to the Lease or Cleaning Agreement for periods prior to the Effective Date, as described more fully in paragraph (e), or (iii) the breach or inaccuracy of any representation, warranty, certification, covenant or agreement made by Assignor in this Agreement or in Assignor's estoppel certificate ("Estoppel Certificate") to be
                                                  --------------------
delivered by Assignor to Assignee.

            (c) Further Transfer Conditions (i) This Agreement is subject to all
                ---------------------------
of the terms, covenants, agreements, provisions, and conditions of the Lease;
(ii) Assignee shall not have the right to a further assignment hereof or sublease or assignment under the Lease, or to allow the Premises to be used by others, except as provided expressly in Section 15.2 of the Lease, without the consent of Landlord in each instance, as provided in the Lease; (iii) a consent by Landlord thereto shall not be deemed or construed to modify, amend or affect the terms and provisions of the Lease, or Assignee's obligations thereunder, which shall continue to apply to the Premises involved, and the occupants thereof, as if the assignment had not been made; (iv) if Assignee defaults in the payment of any rent, Landlord is authorized to collect any rents due or accruing from any other assignee, subtenant or other occupant of the Premises and to apply the net amounts collected to the fixed annual rent and additional rent reserved under the Lease; and (v) the receipt by Landlord of any amounts from any other assignee or subtenant, or other occupant of any part of the Premises shall not be deemed or construed as releasing

Assignee from Assignee's obligations under the Lease or the acceptance of that party as a direct tenant.

            (d) Landlord's Out of Pocket Costs. Assignor shall, together with
                ------------------------------
requesting Landlord's consent to the Agreement, pay Landlord's reasonable out-of-pocket costs and expenses with respect to the requested consent.

            (e) Assignee's Rent and Escalations. The fixed minimum rent to be
                -------------------------------
paid by Assignee shall be in accordance with the terms of the Lease. Further, Assignee shall be obligated to pay to Landlord additional rent pursuant to, inter alia, Article 4 and Article 5 of the Lease, and escalations pursuant to
----------
the Cleaning Agreement (or pursuant to Article 6 of the Lease if such Cleaning Agreement is terminated for any reason) as escalations in the cost of Cleaning Services ("Cleaning Costs") (all such additional rent and escalations are
           --------------
hereinafter referred to as "Additional Rent"). For the purposes of determining
                            ---------------
the amounts that Assignee is obligated to pay thereunder, the amounts that Assignee shall be obligated to pay under Article 4 and Article 5 of the Lease shall be computed as provided in the Lease. In calculating the amounts that Assignee is obligated to pay under the Cleaning Agreement, the amounts that Assignee shall be obligated to pay as escalations in Cleaning Costs shall be computed as provided in such Cleaning Agreement. In the event that the Cleaning Agreement is terminated for any reason, the amount that Assignee is obligated to pay Landlord as Cleaning Costs shall be determined under Article 6 of the Lease.

            In addition to the foregoing, Assignee shall pay any and all other additional rent or charges due to Landlord as provided in the Lease and the Cleaning Agreement.

            Any fixed minimum rent and/or Additional Rent payable for the month in which the Effective Date shall occur shall be equitably and reasonably apportioned between Assignor and Assignee as of 11:59 p.m. of the day before the Effective Date. The amount of any fixed minimum rent and Additional Rein paid by Assignor but attributable to the period beginning with the Effective Date based on such apportionment shall be promptly reimbursed by Assignee to Assignor. Any errors or omissions in computing apportionments or other adjustments shall be corrected within a reasonable time following the Effective Date. If any additional Rent paid by Assignor for periods prior to the Effective Date shall be determined upon reconciliation, audit or similar process to be less or more than the amounts payable as finally determined, (i) Assignee shall pay to Assignor (at the direction of Assignor after prompt notice to Assignor) any refund or credit of such overpayment of Additional Rent received from Landlord or Contractor, and (ii) Assignor shall pay to Assignee (at the direction of Assignee after prompt notice to Assignor) any additional amount of Additional Rent due for payment to Landlord or Contractor, whichever the case may be.

            (f) Brokerage. Assignor represents and warrants that it has dealt
                ---------
with no broker other than Cushman & Wakefield or CB Richard Ellis, Inc. in connection with this Agreement. Assignee represents and warrants that it has dealt with no broker other than CB Richard Ellis or Cushman & Wakefield in connection with this Agreement.

Assignor shall be responsible only for paying all compensation due solely to Cushman & Wakefield pursuant to a separate agreement. Assignee shall be responsible for paying all compensation due to CB Richard Ellis, Inc. in connection with this Agreement. Each party shall indemnify, the other party and hold the other party harmless from and against any and all costs, claims, losses, liability and expenses (including reasonable attorneys' fees, costs and disbursements) arising out of any inaccuracy or alleged inaccuracy of the foregoing representation.

            (g) Effectiveness of Agreement. This Agreement shall become
                --------------------------
effective upon the occurrence of the Effective Date. Pursuant to Section 15.5 of the Lease, Assignee shall promptly furnish to Landlord such information as may be reasonably requested to obtain Landlord's consent (including, without limitation, all financial information regarding Assignee as is required by Landlord under the Lease) and to enter into such agreements among Landlord, Assignor and Assignee as Landlord may reasonably require pursuant to the Lease in connection with the giving of its consent to this Agreement. In the event that the Effective Date does not occur because all of the Conditions listed in the Escrow Agreement between Assignor and Assignee are not satisfied as provided therein, then either party shall have the right by written notice to the other to terminate this Agreement and neither party shall have any further obligation or liability to one another.

            (h) Assignee currently intends to engage Landlord's Affiliated Contractor, subject to negotiation, execution and delivery of a mutually acceptable engagement agreement, to be the general contractor and construction manager for

Assignee's Initial Construction in the Premises; the fees of Landlord's Affiliated Contractor shall be commercially competitive in accordance with a separate agreement to be mutually agreed upon between Assignee and Landlord's Affiliated Contractor.

            (i) Compliance with Applicable Laws and Other Possible Limitations.
                --------------------------------------------------------------
Assignor represents and warrants that, to the best of Assignor's knowledge, the Premises complies with all applicable laws and does not contain any friable asbestos, friable asbestos containing materials or other hazardous materials.

            (j) Entire Agreement. This Agreement constitutes the entire
                ----------------
agreement between the parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by the party against whom enforcement is sought.

            (k) Successors and Assigns. The terms, covenants and conditions
                ----------------------
contained in this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

            (l) Governing Law. This Agreement shall be governed in all respects
                -------------
by the laws of the State of New York.

            (m) Counterparts. This Agreement may be executed in any number of
                ------------
duplicate originals and each such duplicate original shall be deemed to constitute but one and the same Agreement. Facsimile signatures shall constitute valid and binding signatures of the parties when delivered by telefax to the attorneys for the parties to this Agreement. The parties shall exchange original signatures in due course but the failure to deliver original signatures shall in no way effect the validity and enforceability of this Agreement.

            (n) Unenforceability. If any terms, covenants or conditions of this
                ----------------
Agreement shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

            (o) Payment of Taxes. Assignor shall be responsible for the payment
                ----------------
of all real property transfer and sales taxes, if any, due in connection with the assignment, conveyance and transfer effected by this Agreement and agrees to indemnify and hold harmless Assignee with respect to any costs arising out of Assignor's failure to pay same.

            (p) Representations. Assignor hereby covenants, represents and
                ---------------
warrants (i) that Assignor is the legal and beneficial owner of the interest being assigned free and clear of all adverse claims and encumbrances including, without limitation, any encumbrance on the FF&E (ii) that Assignor is a duly licensed New York branch of a Swiss banking corporation and (iii) that the persons executing this Agreement on behalf of Assignor are officers of said Assignor, that they as such officers are duly authorized to execute, acknowledge and deliver this Agreement to Assignee, and that the delivery of this Agreement by Assignor to Assignee has been ratified by all necessary corporate action.

            Assignee hereby covenants, represents and warrants (i) that Assignee is a duly qualified Delaware limited partnership authorized to do business in the State of New York and (ii) that the persons executing this Agreement on behalf of Assignee are general partners of such Assignee, and that they as such general partners are duly authorized to execute, acknowledge and deliver this Agreement to Assignor, and that delivery of this Agreement by Assignee to Assignor has been ratified by all necessary partnership action.

            (q) Notices. All notices, demands or requests between Assignor and
                -------
Assignee shall be given in the manner set forth in Section 31 of the Lease to the following parties:

                               Assignor:   UBS AG, Stamford Branch
                               --------    677 Washington Boulevard
                                           Stamford, CT 06901
                                           P.O. Box 120300
                                           Stamford, CT 06912-0300
                                           Attn Director, Corporate Real Estate

                                           with a copy to

                                           UBS AG, Stamford Branch
                                           677 Washington Boulevard
                                           Stamford, CT 06901
                                           P.O. Box 120300
                                           Stamford, CT 06912-0300
                                           Office of the General Counsel

                               Assignee:   PIMCO ADVISORS L.P.
                               --------    800 Newport Center Drive
                                           Newport Beach, CA 92660
                                           Kenneth Poovey, Esq., Chief Operating
                                           Officer

                                           with a Copy to

                                           Oppenheimer Capital
                                           200 Liberty Street
                                           New York, NY 10281
                                           Attn: Secretary

                               Landlord:   1345 Leasehold Limited Partnership
                               --------    299 Park Avenue
                                           New York, New York 10171

                                           Attn: Office of General Counsel

                             Contractor:   1345 Cleaning Service Co.
                             ----------    299 Park Avenue
                                           New York, New York 10171
                                           Attn: Office of General Counsel


            After the Effective Date, any notices to the tenant under the Lease or under the Cleaning Agreement shall be given in the manner set forth in
Section 31 of the Lease and in the Cleaning Agreement, except that the parties and addresses set forth above shall be substituted for the parties and addresses set forth in Section 31 of the Lease and the Cleaning Agreement.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first above written.


                                        UBS AG, NEW YORK BRANCH

                                        By: /s/ Michael P. Lagana, Jr.
                                            ----------------------------
                                            Name: Michael P. Lagana, Jr.
                                            Title: Director

                                        By: /s/ Markus U. Buergler
                                            ----------------------------
                                            Name: Markus U. Buergler
                                            Title: Executive Director


                                        PIMCO ADVISORS L.P.

                                        By: /s/ Richard M. Weil
                                            ----------------------------
                                            Name: Richard M. Weil
                                            Title: General Counsel

                                        By:
                                            ----------------------------
                                            Name:
                                            Title: General Partner

CONSENTED TO:
1345 LEASEHOLD LIMITED PARTNERSHIP

BY THE FISHER SIXTH-AVENUE COMPANY
General Partner

By:
    ----------------------------
          General Partner


BY HAWAIIAN SIXTH AVENUE CORP.
General Partner

By:
    ----------------------------
          General Partner

STATE OF CONNECTICUT
                        :ss.:
COUNTY OF FAIRFIELD

            On the 16th day of March in the year 1999 before me, the undersigned, personally appeared Michael Lagana, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as a Director of UBS AG, New York Branch, that by his/her signature on the instrument, the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the

(insert the city or other political subdivision and the state or country or other place the acknowledgment was taken).


                                       /s/ Corinne Brennan
                                       -------------------
                                           Notary Public

                                               CORINNE BRENNAN
                                                NOTARY PUBLIC
                                       MY COMMISSION EXPIRES FEB 28, 2000

STATE OF CONNECTICUT
                        :ss.:
COUNTY OF FAIRFIELD

            On the 16th day of March in the year 1999 before me, the undersigned, personally appeared Markus Buergler, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as a Executive Director of UBS AG, New York Branch, that by his/her signature on the instrument, the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the

(insert the city or other political subdivision and the state or country or other place the acknowledgment was taken).


                                       /s/ Corinne Brennan
                                       -------------------
                                           Notary Public

                                               CORINNE BRENNAN
                                                NOTARY PUBLIC
                                       MY COMMISSION EXPIRES FEB 28, 2000

STATE OF NEW YORK)
                        :ss.:
COUNTY OF NEW YORK)

            On the 11th day of March in the year 1999 before me, the undersigned, personally appeared Richard M. Weil, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity as a General Counsel of PIMCO ADVISORS, L.P., that by his/her signature on the instrument, the person upon behalf of which the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in the City of New York, State of New York.

(insert the city or other political subdivision and the state or country or other place the acknowledgment was taken).


                                        /s/ Lynn Anne M. Schow
                                        ----------------------
                                            Notary Public

                                               LYNN ANNE M. SCHOW
                                      Notary Public [ILLEGIBLE] of New York
                                                 No. [ILLEGIBLE]
                                           Qualified in New York County
                                         Commission Expires Oct 26, 2000

                                  Schedule I

1.    Reception Desk;

2.    Built-in kitchen equipment;

3. Approximately 28 trading desks, including IPC telephone equipment and the turrets servicing those desks on the 48th floor;

4.    Built-in supplemental A/C equipment;

5.    Under-floor cabling;

6.    Raised floor;

7.    Data Centers and IDF Rooms

             (a) vertical and horizontal cubic and terminations, including telephone, fiber, and level 5 cable;

             (b) level 5 and fiber patch panels and telephone "110 b1ocks" mounted in racks and on walls;

             (c)   labels on both ends or all cables;

             (d) equipment cabinets, including power cabling and power strips, shelves and keys for door locks;

             (e)   IPC Turret telephone switch;

             (f) five racks of Telco-provided equipment in 50th floor data center;

             (g) environmental and security monitoring and alarm sensors, wiring, and systems, including contents of Security Room;

             (h) Liebert UPS systems and batteries, including main UPS/Battery Room and power distribution cabling, switches and circuit breakers, and monitoring equipment;

8.    Outside Data Centers and IDF Rooms

             (a) vertical and horizontal cable and terminations, including telephone, fiber, and level 5 cable;

             (b) voice, data and power outlets in raised floors, built-in furniture, trading desks, offices and other existing locations;

             (c)   IPC Turret phone sets on trading desks;

             (d) light dimming controls, projection screen and window screen controls;

             (e) equipment enclosures and cabling for audio/visual systems in conference rooms;

To the extent same is in Assignor's possession, or is otherwise available to Assignor, documentation for power, data, and voice enabling, UPS equipment, and supplementary A/C equipment as well as complete architectural drawings for the Demised Premises will be provided to the Assignee or its designated agents on the Closing Date. All transferable guarantees and warranties relating to the FF&E shall be transferred from Assignor to Assignee. Assignor shall reasonably cooperate with Assignee to effectuate the transfer of any other guarantees and warrantees with respect to the FF&E.

              [LETTERHEAD OF 1345 LEASEHOLD LIMITED PARTNERSHIP]


                                                       March 18, 1999


UBS AG NEW YORK BRANCH
299 Park Avenue
New York, NY 10171

            Re:   1345 Avenue of the Americas;
                  Assignment and Assumption of Lease
                  ("Assignment and Assumption of Lease")
                  dated as of February 24, 1999 between
                  UBS AG (successor by merger to Union
                  bank of Zwitzerland) NEW YORK BRANCH,
                  a Swiss banking corporation, having
                  an office at 299 Park Avenue, New York,
                  New York 10171 ("Assignor") and PIMCO ADVISORS
                                   --------
                  L.P. a Delaware limited partnership having
                  an office at 800 Newport Center Drive,
                  Newport Beach, California 92660 ("Assignee").
                  ------------------------------------------

Gentlemen:

      This letter is to indicate our consent to the Assignment and Assumption of Lease, a copy of which is attached hereto.

                                        Very truly yours,

                                        1345 LEASEHOLD LIMITED PARTNERSHIP


                                        /s/ Kenneth Fisher

                                        By:  Kenneth Fisher

KF/ad
Attachment